UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2005

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Town Center Drive, Suite 200, Dearborn, MI	48126-2716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (313) 336-3000

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On October 28, 2005, Amerigon Incorporated (“Amerigon”) and Comerica Bank (“Comerica”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”), which replaced a previous Credit Agreement between the parties dated as of November 14, 2002, the term of which was set to expire on November 1, 2005. A copy of the Credit Agreement is attached to this Report as Exhibit 10.1.

The Credit Agreement provides for a revolving credit line of $10,000,000. The obligations under the Credit Agreement are unconditionally guaranteed by Amerigon’s subsidiary, BSST LLC (“BSST”). The description of the material terms of the Credit Agreement included in Item 2.03 to this Current Report on Form 8-K is incorporated by reference into this Item.

Section 2 – Financial Information

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As discussed in Item 1.01 above, on October 28, 2005, Amerigon entered into an Amended and Restated Credit Agreement with Comerica. The Credit Agreement provides for a revolving credit line in the maximum principal amount of $10,000,000, subject to a borrowing base based on eligible receivables and inventory.

Borrowings under the revolving credit facility bear interest at a floating rate equal to either (1) Comerica’s prime rate (the “Prime-based Rate”) or (2) a Eurodollar rate equal to a stated margin of between 1.5% and 2.5%, plus the interest rate certain of Comerica’s lending offices offer on deposits to prime banks in the eurodollar market (the “Eurodollar-based Rate”). Amerigon may select, at the time of each advance under the revolving credit facility, which of the two rates is to be used to calculate interest on such advance. Interest on Prime-based Rate advances is payable quarterly in arrears. Interest on Eurodollar-based Rate advances is payable on the last day of the interest period selected by Amerigon with respect to such advance. Amerigon may select interest periods applicable to Eurodollar-based Rate advances of one, two, three or six months. The full amount borrowed under the revolving credit facility will mature on November 1, 2008.

The Credit Agreement also provides that Comerica will issue or commit to issue, subject to the same borrowing base as used for the revolving credit line, standby and commercial letters of credit for the account of Amerigon in aggregate undrawn amounts of up to $5,000,000. The amount of any outstanding letters of credit issued or committed to be issued by Comerica will reduce, dollar for dollar, the aggregate amount available under the revolving credit line.

The obligations under the Credit Facility are unconditionally guaranteed by Amerigon’s subsidiary, BSST, and are secured by a security interest in substantially all of the tangible and intangible assets of Amerigon and BSST. A copy of the Guaranty executed by BSST in favor of

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Comerica is filed as Exhibit 10.2 to this Current Report on Form 8-K. The Security Agreements executed by Amerigon in favor of Comerica Bank on May 20, 2005 in connection with Amerigon’s change of its state of incorporation from California to Michigan remain effective and are filed as Exhibits 10.3.1 and 10.3.2 to this Current Report on Form 8-K. The Security Agreements executed by BSST in favor of Comerica Bank on November 14, 2002 in connection with the original Credit Agreement between the parties remain effective and are filed as Exhibits 10.3.3 and 10.3.4 to this Current Report on Form 8-K.

The Credit Agreement contains customary covenants that will limit the ability of Amerigon to, among other things, incur additional indebtedness, create liens, pay dividends, make certain types of investments, enter into certain types of transactions with affiliates, make certain capital expenditures, sell assets, merge with other companies or enter into certain other transactions outside the ordinary course of business. The Credit Agreement also requires compliance with several financial covenants. Additionally, the margin used in the calculation of the Eurodollar-Based Rate increases as Amerigon’s Leverage Ratio, calculated as Amerigon’s total debt divided by its tangible net worth, increases. The Credit Agreement contains customary events of default, including, but not limited to: (a) non-payment of amounts due; (b) material breach of representations, warranties or covenants under the Credit Agreement or the documents pertaining thereto; (c) cross-default provisions relating to other indebtedness obligations; (d) loss of collateral; (e) bankruptcy or similar proceedings; (f) dissolution; (g) certain changes in control; or (h) other certain material adverse changes. Upon the occurrence of an event of default, the amounts due outstanding under the credit facility may be accelerated and may become immediately due and payable.

Amerigon paid no closing fees in connection with the Credit Agreement, but it must pay certain administrative and professional expenses incurred by Comerica in connection with the drafting and negotiation of the agreement and it must also pay a quarterly commitment fee equal to between 0.125% and 0.25% of the unused line, which rate is based on Amerigon’s Leverage Ratio at the time.

Amerigon has not yet requested any advances under the revolving credit facility and has not yet requested any commitments from Comerica to issue standby or commercial letters of credit. The Credit Agreement provides that advances under the revolving credit facility can be used only for working capital purposes, to make capital expenditures, and up to $3,000,000 may be used to finance certain acquisitions.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement itself, a copy of which is filed as Exhibits 10.1 to this Current Report on Form 8-K.

Section 7 Regulation FD

Item 7.01 Regulation FD Disclosure

On October 31, 2005, Amerigon Incorporated publicly announced that it had entered into the Credit Agreement described in Item 1.01 above. A copy of the Company’s news release announcing the earnings is filed as Exhibit 99.1 to this report and is incorporated in this report by

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reference. The information in this Section 7, Item 7.01 and the attached exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly stated by specific reference in such filing.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 Amended and Restated Credit Agreement between Amerigon Incorporated and Comerica Bank dated as of October 28, 2005

Exhibit 10.2 Guaranty of BSST LLC in favor of Comerica Bank dated as of October 28, 2005

Exhibit 10.3.1 Security Agreement (All Assets) by Amerigon Incorporated in favor of Comerica Bank dated as of May 20, 2005

Exhibit 10.3.2 Patent and Trademark Security Agreement by Amerigon Incorporated in favor of Comerica Bank dated as of May 20, 2005

Exhibit 10.3.3 Security Agreement (All Assets) by BSST LLC in favor of Comerica Bank dated as of November 14, 2002

Exhibit 10.3.4 Patent and Trademark Security Agreement by BSST in favor of Comerica Bank dated as of November 14, 2002

Exhibit 99.1 Company news release dated October 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGON INCORPORATED

By:	/S/ BARRY G. STEELE
Barry Steele,
Chief Financial Officer and Secretary

Date: October 31, 2005

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Exhibit Index
10.1	Amended and Restated Credit Agreement between Amerigon Incorporated and Comerica Bank dated as of October 28, 2005

10.2	Guaranty of BSST LLC in favor of Comerica Bank dated as of October 28, 2005

10.3.1	Security Agreement (All Assets) by Amerigon Incorporated in favor of Comerica Bank dated as of May 20, 2005

10.3.2	Patent and Trademark Security Agreement by Amerigon Incorporated in favor of Comerica Bank dated as of May 20, 2005

10.3.3	Security Agreement (All Assets) by BSST LLC in favor of Comerica Bank dated as of November 14, 2002

10.3.4	Patent and Trademark Security Agreement by BSST in favor of Comerica Bank dated as of November 14, 2002

99.1	Company news release dated October 31, 2005

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